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                                                                  EXHIBIT 10(kk)

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT ("AGREEMENT") is made and entered into to be effective November 16, 1998 ("EFFECTIVE DATE"), by and between SOUTH TEXAS DRILLING & EXPLORATION, INC. (together with its successors, "COMPANY") and MICHAEL E. LITTLE ("EXECUTIVE").

                                    RECITAL

         The Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Executive and the Company agree as follows:

1.       RESPONSIBILITIES:

         a. Executive and Company acknowledge and agree that Executive shall be employed as Chief Executive Officer and Chairman of the Board of the Company. Executive agrees that he will devote his reasonable best efforts and such portion of his time, attention and skill to the business of the Company as is necessary to perform his obligations under this Agreement.

         b. Executive acknowledges and agrees that, as Chief Executive Officer and Chairman of the Board of the Company, he shall be responsible for actively supervising the overall management of the Company and its subsidiaries, subject to and in accordance with the authority and direction of the Board of Directors of the Company ("BOARD OF DIRECTORS").

2. COMPENSATION: During his employment pursuant to this Agreement, the Company agrees to provide Executive the following compensation:

         a. BASE SALARY: Executive shall be paid an annual salary ("ANNUAL BASE SALARY") of $40,000 for the first year of the Initial Term (as herein defined) of Executive's employment with the Company. For the second year of the Initial Term of Executive's employment, and for each year afterwards, Executive shall be paid an Annual Base Salary which will be reasonably determined by Executive and the Company; provided, however, that for each term after the Initial Term, the Annual Base Salary shall be no less than $40,000. Such salary shall be subject to withholding for the prescribed federal income tax, social security and other items as required by law and for other items consistent with the Company's policy with respect to health insurance and other benefit plans for similarly situated employees.

         b. BUSINESS EXPENSES: The Company shall reimburse all reasonable travel and entertainment expenses incurred by Executive in connection with the performance of his duties pursuant to this Agreement. Executive shall provide the Company with a written accounting of

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his expenses on a form which satisfies applicable federal income tax reporting or record keeping requirements. The Company shall also reimburse all reasonable automobile expenses, as per the standard policy for executives of the Company, as such policy may be amended from time to time by the Company.

     c. DISCRETIONARY INCENTIVE BONUS: Executive may from time to time be awarded a discretionary incentive bonus, as determined by the Board of Directors of the Company, during the term of his employment under this Agreement. This bonus shall be based on the financial performance of the Company and shall be consistent with the incentive bonuses paid to other executives of the Company.

     d. EMPLOYEE BENEFITS: During the term of this Agreement, Executive shall be entitled to receive and/or participate in such benefits, including vacation, sick leave, health insurance, life insurance, disability insurance and retirement benefits as are made available to other executives of the Company.

3. TERM AND TERMINATION: The duration of this Agreement shall be defined and determined as follows:

     a. INITIAL TERM: This Agreement shall continue in full force and effect for two (2) years ("INITIAL TERM"), commencing on the Effective Date and expiring on November 15, 2000, ("EXPIRATION DATE"), unless terminated prior to the Expiration Date in accordance with this Agreement.

     b. RENEWAL: Upon the Expiration Date, this Agreement shall renew automatically for additional one-year terms unless either party notifies the other party within thirty (30) days of the end of the Initial Term, or any additional one-year term, of his or its intent to terminate the Agreement upon the expiration of the then-current term.

     c. TERMINATION: Upon termination of this Agreement for any reason, the Company shall pay to Executive any and all Annual Base Salary and accrued benefits due Executive through the date of termination. This Agreement may be terminated as follows:

          (1) DEATH: In the event of Executive's death, this Agreement shall terminate immediately, without notice, on the date of Executive's death; provided, however, that, in addition to the payment of any and all Annual Base Salary and accrued benefits due Executive through the date of termination, the Company shall also pay to Executive's estate the Annual Base Salary that Executive would have earned for a period of ninety (90) days following the date of death and a pro rata amount of the discretionary incentive bonus, if any, paid to Executive for the prior contract year, in the time and manner in which Executive would have been paid such compensation. In addition, Executive's designated beneficiaries shall be entitled to receive any life insurance benefits provided to Executive in accordance with the applicable plan documents and/or insurance policies governing such benefits.



                                                  Executive Employment Agreement
                                                      Michael E. Little - Page 2

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          (2)  DISABILITY: In the event Executive becomes physically or mentally disabled so that he is unable to perform the essential functions of his position, with reasonable accommodation, for a period of one hundred eighty
(180) consecutive days, this Agreement shall terminate immediately, without notice.

          (3)  WITH GOOD CAUSE:

               (a) This Agreement may be terminated by the Company providing thirty (30) days prior written notice to Executive that the Company is terminating the Agreement with good cause ("WITH GOOD CAUSE") at any time during his employment. In the event that With Good Cause exists for terminating this Agreement, the Company may elect to provide Executive with thirty (30) days pay in lieu of notice, in addition to any other amounts due under this Agreement.

               (b) For purposes of this Agreement, With Good Cause shall be defined as follows: (i) conviction of any act or omission constituting fraud under the law of the State of Texas; (ii) conviction of, or a plea of nolo contendere to, a felony; (iii) embezzlement or theft of Company property or funds; or (iv) failure of Executive to follow the instructions of the Board of Directors as approved by a majority of the Board members at a meeting of the Board of Directors.

               (c) In the event the Company believes With Good Cause exists for terminating this Agreement pursuant to this section, the Company shall be required to first give Executive written notice of the acts or omissions constituting With Good Cause, and no notice of termination With Good Cause shall be communicated by the Company unless and until Executive fails to cure such acts or omissions (to the extent such acts or omissions can be cured) within fifteen (15) days after receipt of the notice stating the acts or omissions constituting With Good Cause.

               (d) In the event the Company communicates a notice stating Executive's acts or omissions constituting With Good Cause pursuant to this section, Executive shall have the right to a hearing before the Board of Directors, within fifteen (15) days after the date the notice stating Executive's acts or omissions constituting With Good Cause is received, to contest the alleged With Good Cause stated in the notice.

          (4)  WITHOUT GOOD CAUSE:

               (a) This Agreement shall terminate by the Company providing thirty (30) days written notice to Executive that the Company is terminating the Agreement without good cause ("WITHOUT GOOD CAUSE"), at any time during his employment; provided, however, that the Company shall be required to pay severance in accordance with the severance provisions in Section 4.

               (b) Any termination of this Agreement by the company which is not With Good Cause, or which does not result from the death of Executive, or the disability of


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Executive, shall be deemed to be a termination Without Good Cause. Furthermore, in the event that the Company communicates a notice of termination With Good Cause, and a third party finder of fact determine that no Good Cause exists or existed for the notice of termination With Good Cause to be communicated by the Company to Executive, then such notice shall be deemed to have been a communication of a notice of termination Without Good Cause, as appropriate, for all purposes under this Agreement.

          (5) RESIGNATION: Executive shall be entitled to terminate this Agreement by providing the Company with a written notice of resignation at least thirty (30) days prior to his intended resignation date, subject to the following provisions:

               (a) WITH GOOD REASON: Executive shall have the right to resign with good reason ("WITH GOOD REASON"). With Good Reason shall be defined as,
(i) the Company's failure in any material respect to perform any provision of this Agreement; (ii) any material changes in the duties and responsibilities of Executive under this Agreement without the written consent of Executive; (iii) the hiring or promotion by the Company of another executive employee to a position of equal or greater responsibility of the management of the Company without the written consent of Executive; (iv) the Company's directing Executive to work at a location other than San Antonio, Texas; (v) after a Change of Control (as defined in EXHIBIT A), any material change which, in the sole but reasonable discretion of Executive, impacts detrimentally upon Executive's position within the Company.

               (b) WITHOUT GOOD REASON: Any resignation by Executive for any reason other than With Good Reason, as defined above, shall be deemed to be a resignation without good reason ("WITHOUT GOOD REASON").

4. SEVERANCE: Upon termination by the Company Without Good Cause, or upon a termination by Executive With Good Reason, the Company shall pay to Executive, as severance pay ("SEVERANCE PAY"), the greater of (i) $40,000, and (ii) the total remaining Annual Base Salary due Executive for the entire remaining term of the Initial Term of the Agreement. By way of example only, if the Company terminated Executive Without Good Cause on December 16, 1998, the Company would pay Executive $76,666.67 as Severance Pay. The Severance Pay shall be paid to Executive in one lump sum, minus any required statutory payroll deductions, within five (5) days of termination of Executive's employment relationship with the Company. The Severance Pay specified in this section shall be in addition to the payment of any and all unpaid Annual Base Salary and accrued benefits due Executive through the date of termination.

5. STOCK OPTIONS: The Company hereby grants Executive the right to purchase 100,000 shares of common stock of the Company, at a purchase price of $0.75 per share. Executive's right to purchase this 100,000 shares of common stock shall automatically expire on April 1, 1999. Executive shall have the right to purchase some or all of such 100,000 shares of common stock, in Executive's sole discretion. The Company shall also grant Executive options pursuant to an incentive stock option plan maintained by the Company to purchase 650,000 shares of the Company's common stock ("OPTION STOCK") at $0.75 per share. Executive's options shall vest at a rate of 20% per year (i.e., 130,000 shares per year) for each 12-month period Executive is


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employed by the Company. Upon resignation for Good Reason by Executive or termination Without Good Cause by the Company, all of Executive's options shall vest automatically upon the date of termination of Executive's employment. Upon resignation without Good Reason by Executive or termination With Cause by the Company, all of Executive's now vested options shall terminate automatically upon the date of termination of Executive's employment. Furthermore, the parties acknowledge that Executive has agreed to assume the position of Chief Executive Officer and Chairman of the Board and to enter into this Agreement based upon his confidence in the current shareholders of the Company and the support of the Board of Directors for the development of a new strategy for the Company. Accordingly, if the Company should undergo a Change of Control, all stock options then held by Executive for the purchase of equity securities of the Company shall immediately become vested, effective on the date of the Change of Control. Executive shall have the right to exercise any option to purchase part of the Option Stock granted to him by the Company after such option has vested in accordance with the vesting provisions set forth in the option agreement reflecting the grant of options by the Company.

6. SUCCESSORS AND ASSIGNS: The parties acknowledge and agree that this Agreement may not be assigned by either party without the written consent of the other party. In the event of a Change of Control, the Company's obligations under this Agreement shall be assumed by the person or entity that survives such transaction, or by the person purchasing assets constituting such Change of Control. In the event of Executive's death, this Agreement shall be enforceable by Executive's estate, executors or legal representatives, but only to the extent that such persons may collect any compensation (including through the exercise of stock options) due to Executive under this Agreement.

7. INDEMNIFICATION: During and after the employment of Executive pursuant to this Agreement, the Company shall indemnify Executive against all judgments, penalties, fines, assessments, losses, amounts paid in settlement and reasonable expenses (including, but not limited to, attorneys' fees) for which Executive may become liable as a result of his performance of his duties and responsibilities pursuant to this Agreement, to the fullest extent permissible under the laws of the State of Texas. This provision shall be in addition to any other provisions of the Company's Articles of Incorporation, Bylaws or Indemnification Agreements providing for indemnification to Executive.

8. RULES OF CONSTRUCTION: The following provisions shall govern the interpretation and enforcement of this Agreement:

     a. SEVERABILITY: The parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, the parties acknowledge and agree that, in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

     b. WAIVER: The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions, of this Agreement.



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         c. CHOICE OF LAW/VENUE: The parties acknowledge and agree that except as specifically provided otherwise in this Agreement, the law of Texas will govern the validity, interpretation and effect of this Agreement and any other dispute relating to, or arising out of, the employment relationship between the Company and Executive. Proper venue for any litigation or arbitration concerning this Agreement shall be in San Antonio, Texas.

         d. MODIFICATION: The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. In addition, the parties acknowledge and agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing (ii) contains an express provision referencing this Agreement (iii) is signed by Executive and (iv) is approved by the Board of Directors.

         e. EXECUTION: The parties agree that this Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

         f. HEADINGS: The parties agree that the subject headings set forth at the beginning of each section in this Agreement are provided for ease of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation or enforcement of this Agreement.

9. LEGAL CONSULTATION: The parties acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement.

10. NOTICES: The parties acknowledge and agree that any and all Notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery or certified U.S. mail. Notices shall be deemed to be communicated and effective on the day of receipt. Such Notices shall be addressed to each party as follows:

         MICHAEL E. LITTLE


         /s/ MICHAEL E. LITTLE
         ---------------------

         ---------------------

         SOUTH TEXAS DRILLING & EXPLORATION, INC.
         9310 Broadway Building I
         San Antonio, Texas 78217



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                                                      Michael E. Little - Page 6
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With a copy to:

         J. Rowland Cook, Esq.
         Jenkens & Gilchrist,
         A Professional Corporation
         2200 One American Center
         600 Congress Avenue
         Austin, Texas 78701

Any party hereto may change its or his address for the purpose of receiving notices and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

         EXECUTED on this 31st day of March, 1999, to be effective as of the 16th day of November, 1998.

Dated: March 31, 1999                  MICHAEL E. LITTLE

                                       /s/ MICHAEL E. LITTLE
                                       ------------------------------------

DATED: March 31, 1999                  SOUTH TEXAS DRILLING & EXPLORATION,
                                       INC.

                                       /s/ WILLIAM D. HIBBETTS
                                       ------------------------------------
                                       William D. Hibbetts

                                       /s/ RODNEY R. LEWIS
                                       ------------------------------------
                                       Rodney R. Lewis

                                       /s/ WM. STACY LOCKE
                                       ------------------------------------
                                       Wm. Stacy Locke

                                       /s/ RICHARD PHILLIPS
                                       ------------------------------------
                                       Richard Phillips


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                                                      Michael E. Little - Page 7
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                                   EXHIBIT A

                        DEFINITION OF CHANGE OF CONTROL

A Change of Control shall mean:


          (1) a change in the ownership of the capital stock of the Company where a corporation, person or group acting in concert ("PERSON") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company which constitutes 50% or more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of directors. If a Person were the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities as of the Effective Date and such Person thereafter accumulates more than 5% of additional voting power, a Change of Control of the Company shall be deemed to have occurred, notwithstanding anything in this Exhibit to the contrary; or

          (2) the persons who were members of the Board of Directors immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board of Directors of the Company; or

          (3) a dissolution of the Company, or the adoption by the Company of a plan of liquidation, or the adoption by the Company of a merger, consolidation or reorganization involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company (for purposes of this Agreement, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires, or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired, gross assets of the Company that have an aggregate fair market value equal to 50% or more of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions); or

          (4) a tender offer or exchange offer is made by any Person which, if successfully completed, would result in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either 50% or more of the Company's outstanding shares of Common Stock or shares of capital stock having 50% or more of the combined voting power of the Company's then outstanding capital stock (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such person to own 50% or more of the voting power; or

          (5) a change in control is reported or is required to be reported by the Company in response to either Item 6(e) of Schedule 14A of Regulations 14A promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; or


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                                                      Michael E. Little - Page 8

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                  (6) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board of Directors of the Company, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

         A Change of Control shall include any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of Section 4(a)(1)-(6). However, a Change of Control shall not be deemed to occur if a Person becomes the beneficial owner of the applicable percentage or more (as referenced above) of the combined voting power of the Company's then outstanding securities solely by reason of the Company's redemption or repurchase of securities; but further acquisitions by such Person that cause such Person to be the beneficial owner of the applicable percentage or more (as referenced above) of the combined voting power of the Company's then outstanding securities shall be deemed a Change of Control.

         Notwithstanding any other provision of this definition of "Change of Control," a Change of Control shall not be deemed to have occurred as a result of Executive's acceptance of one or more of the signed resignation letters of the members of the Board of Directors in Executive's possession as of the date of execution of this Agreement by Executive.


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